UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
WILSON BANK HOLDING COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
STOCK OWNERSHIP
ITEM 1 — ELECTION OF DIRECTORS
ITEM 2 — APPROVAL OF WILSON BANK HOLDING COMPANY 2009 STOCK OPTION PLAN
ITEM 3 — OTHER MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
AUDIT COMMITTEE REPORT FOR 2008
EXECUTIVE COMPENSATION
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
GENERAL

March 13, 2009
Dear Shareholder:
     In connection with the Annual Meeting of Shareholders of Wilson Bank Holding Company to be held April 14, 2009, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement and a form of proxy.
     You are being asked to elect four persons to serve as Class II directors for a three-year term and until their successors are duly elected and qualified, to consider and act upon a proposal to adopt the Company’s 2009 stock option plan and to transact such other business as may properly come before the Annual Meeting or any adjournments thereto. Information about these matters are contained in the attached proxy statement.
     You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your proxy may be revoked and you may vote in person. We urge you to return your proxy card in the enclosed, postage paid envelope as soon as possible.

Sincerely,
/s/ J. Randall Clemons
President and Chief Executive Officer
Wilson Bank Holding Company

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Wilson Bank Holding Company:
     The Annual Meeting of Shareholders (the “Annual Meeting”) of Wilson Bank Holding Company (the “Company”) will be held on Tuesday, April 14, 2009 at 7:00 p.m., (CDT), at the main office of the Company, located at 623 West Main Street, Lebanon, Tennessee 37087, for the following purposes:
     (1) To elect four (4) Class II directors to hold office for a term of three years and until their successors are duly elected and qualified;
     (2) To consider and act upon a proposal to adopt the Company’s 2009 Stock Option Plan; and
     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
     Only shareholders of record at the close of business on February 13, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.
     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

By Order of the Board of Directors,
/s/ J. Anthony Patton, Secretary

March 13, 2009
YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU SUBSEQUENTLY DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Shareholder Meeting to be Held on April 14, 2009
     Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2008 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
     This proxy statement, the Company’s 2008 Annual Report and a proxy card are available at: www.wilsonbank.com.
     The Annual Meeting of Shareholders will be held April 14, 2009 at 7:00 p.m. (CDT) at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087. In order to obtain directions to attend the Annual Meeting of Shareholders, please call 615-444-2265. The Proposal to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1)	To elect four (4) Class II directors to hold office for a term of three years and until their successors are duly elected and qualified;

(2)	To consider and act upon a proposal to adopt the Company’s 2009 Stock Option Plan; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
Our Board of Directors recommends that you vote FOR the approval of the Proposals.

WILSON BANK HOLDING COMPANY
LEBANON, TENNESSEE
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wilson Bank Holding Company (the “Company”) of proxies for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 14, 2009, at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087, at 7:00 p.m. (CDT). This proxy material was first mailed to shareholders on or about March 13, 2009.
     All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon and will be voted “For” election of the director nominees set out below and “For” approval of the Wilson Bank Holding Company 2009 Stock Option Plan described below. A proxy may be revoked by a shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.
     Only holders of record of the Company’s common stock, par value $2.00 per share (the “Common Stock”), at the close of business on February 13, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 7,091,666 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. The adoption of the Wilson Bank Holding Company 2009 Stock Option Plan and any other matters submitted to the shareholders but not proposed in this Proxy Statement will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment. Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. So long as a quorum is present, a “non-vote” or abstention will have no effect on the approval of the nominees to the Company’s board of directors or on approval of the Wilson Bank Holding Company 2009 Stock Option Plan and any other proposal that properly comes before the Annual Meeting.
     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or other form of electronic communication. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.
     Wilson Bank and Trust (the “Bank”) is located in Lebanon, Tennessee and is a wholly-owned subsidiary of the Company. The Bank is the only subsidiary of the Company.

STOCK OWNERSHIP
     There are no persons who are the beneficial owners of more than 5% of the Company’s Common Stock, its only class of voting securities.
     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of February 13, 2009 (unless otherwise noted), for:
•	each of our directors and nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.
     The percentages of shares outstanding provided in the table are based on 7,091,666 voting shares outstanding as of February 13, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon exercise of options that are exercisable within sixty days of February 13, 2009 are considered outstanding for the purpose of calculating the percentage of outstanding shares of Company Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Amount and Nature
Name and Address of Beneficial Owner (1)	of Beneficial Owner (2)		Percent of Class (%)
Directors:
Charles Bell	141,473	(3)	1.99%
Jack W. Bell	102,908	(4)	1.45%
Mackey Bentley	50,117	(5)	0.71%
J. Randall Clemons (6)	106,821	(7)	1.51%
James F. Comer	23,289	(8)	0.33%
Jerry L. Franklin	83,449	(9)	1.18%
John B. Freeman	38,756	(10)	0.55%
Marshall Griffith	25,648		0.36%
Harold R. Patton	52,430	(11)	0.74%
James Anthony Patton	25,778	(12)	0.36%
H. Elmer Richerson (6)	48,082	(13)	0.68%
John R. Trice	104,756	(14)	1.48%
Robert T. VanHooser	25,329	(15)	0.36%

Named Executive Officers:
Gary Whitaker	19,030		0.27%
John C. McDearman III	4,827	(16)	0.07%
Lisa Pominski	11,631	(17)	0.16%
Executive Officers and Directors as a group (23 persons)	899,793	(18)	12.69%

(1)	The address for each of the directors and executive officers set forth in the table above is 623 West Main Street, Lebanon, Tennessee 37087.

(2)	Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3)	Includes 61,900 held by Mr. C. Bell’s wife.

(4)	Includes 9,447 shares held by or on behalf of Mr. J. Bell’s children. Includes 76,191 shares that are pledged.

(5)	Includes 420 shares held by Mr. Bentley’s wife and grandchildren.

(6)	Messrs. Clemons and Richerson are also named executive officers.

(7)	Includes 7,163 shares held by or on behalf of Mr. Clemons’ children and/or other dependents, 5,856 shares held by Mr. Clemons’ wife and 39,630 shares held by the Clemons Family Limited Partnership.

(8)	Includes 7,470 shares held by or on behalf of Mr. Comer’s children and/or other dependents. Also includes 7,631 shares that are pledged.

(9)	Includes 2,134 shares held by or on behalf of Mr. Franklin’s children and/or other dependents.

(10)	Includes 8,527 shares held by or on behalf of Mr. Freeman’s children and/or other dependents.

(11)	Includes 26,358 shares held by Mr. H. Patton’s wife.

(12)	Includes 850 shares held by or on behalf of Mr. J. T. Patton’s children.

(13)	Includes 611 shares held by or on behalf of Mr. Richerson’s children and/or other dependents, 762 shares held by Mr. Richerson’s wife, and 5,000 shares that are pledged.

(14)	Includes 32,865 shares held as trustee by Mr. Trice and 62,418 held in Trice Family Investments. Also includes 77,000 shares that are pledged.

(15)	Includes 15,132 shares held jointly by Mr. VanHooser’s wife and children and 4,891 shares held by Mr. VanHooser’s wife.

(16)	Includes 2,800 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.

(17)	Includes 334 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan and 3,534 shares that are pledged.

(18)	Includes 8,218 shares issuable upon exercise of options granted under the Company’s 1999 Stock Option Plan.
ITEM 1 — ELECTION OF DIRECTORS
     The Board of Directors of the Company currently consists of thirteen (13) members. The Company’s bylaws provide for a minimum of five and maximum of fifteen directors, the exact number to be set by the Company’s Board of Directors. The Company’s charter provides that the Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of four (4) directors expire at the 2009 Annual Meeting. These directors are Charles Bell, J. Randall Clemons, Jerry L. Franklin and James Anthony Patton. The nomination of Charles Bell, J. Randall Clemons, Jerry L. Franklin and James Anthony Patton has been approved by the Company’s Board of Directors.
     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. All the nominees currently are serving as directors of the Company. While the Company’s Board of Directors has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such event should occur, proxies will be voted with discretionary authority for a substitute or substitutes who will be designated by the Company’s current Board of Directors.
Information Concerning Nominees
The following table contains certain information concerning the nominees, which information has been furnished to the Company by the individuals named:

		Director	Current Position;
Nominee	Age	Since (1)	Prior Business Experience

Class II Directors (Nominees for Election to the Board)

Charles Bell (2)(3)	70	1993	Director; Owner — Horn Springs Angus Farm, Consultant (1995-Present) and President (until 1995) — Lebanon Aluminum Products, Inc.
J. Randall Clemons	56	1987	President, Chief Executive Officer and Director of the Company (since 1992); Chairman (since 2002), Chief Executive Officer and Director of the Bank

		Director	Current Position;
Nominee	Age	Since (1)	Prior Business Experience
Jerry L. Franklin	71	1987	Director; Owner as franchisee of Ponderosa Restaurants

James Anthony Patton (4)	48	1987	Director; Salesman-Mid Tenn Technologies

Class III Directors (Continuing Directors until 2010 Annual Meeting of Shareholders)

James F. Comer (3)	50	1996	Director; Owner — Comer Farms; Vice President — Lending and Account Executive of Farm Credit Services of America (1980-1995)
John B. Freeman	71	1987	Director; Retired Businessman; Chairman — Auto Parts and Service Company, Inc. (until 2000)
Marshall Griffith	69	1987	Director; Businessman — Evergreen Company; a real estate investment company Senior Vice President — Fidelity Federal Savings and Loan of Nashville, Tennessee prior thereto
John R. Trice (5)	76	1991	Director ; Owner — Trice Appraisal Services
Robert T. VanHooser, Jr. (5)	79	1991	Director; Retired — Business Development Officer — Wilson Bank and Trust (1991-96); President and CEO of Lebanon Bank, Lebanon, TN prior thereto

Class I Directors (Continuing Directors until 2011 Annual Meeting of Shareholders)

Jack W. Bell (2)(5)	50	1987	Director; Owner — Jack W. Bell Builders, Inc.; Vice President of Operations — Lebanon Aluminum Products, Inc. (until 1995)
Mackey Bentley	64	1987	Director; (Chairman of the Company’s Board of Directors) President — Bentley’s Air Conditioning, Inc.
Harold R. Patton (4)	73	1987	Director; Retired; General Manager — Wilson Farmers’ Cooperative prior thereto
H. Elmer Richerson	56	1998	Executive Vice President and Director of the Company; President of the Bank (since 2002); Executive Vice President of the Bank (1994-2002) Vice President of the Bank from 1989 until 1994

(1)	All directors serve on the Boards of Directors of the Company and the Bank.

(2)	Charles Bell is the father of Jack W. Bell.

(3)	Messrs. C. Bell and Comer serve on the Advisory Board of Directors of the Smith County branches of the Bank.

(4)	Harold R. Patton is the father of James Anthony Patton

(5)	Messrs. J. Bell, Trice and VanHooser serve on the Advisory Board of Directors of the Dekalb County branches of the Bank.
Director Independence
     The Board of Directors has determined that each of the following directors is an “independent director” within the meaning of the listing standards of the New York Stock Exchange:

James F. Comer;
John B. Freeman;
Marshall Griffith;
Robert T. VanHooser, Jr.;
Mackey Bentley;
Harold R. Patton;
Jerry L. Franklin; and
James Anthony Patton.
Description of the Board and Committees of the Board

     The Company does not have an executive compensation or nominating committee. The Board of Directors of the Company also serves as the Board of Directors of the Bank. The Board of Directors of the Company and the Board of Directors of the Bank, based upon recommendations by the Personnel Committee of the Board of Directors of the Bank, establish general compensation policies and programs for the Company and the Bank and determine annually the compensation to be paid to Company and Bank employees, including executive officers. The Board of Directors does not believe it is necessary to have a nominating committee because the Boards of Directors of the Company and the Bank act as a nominating committee for directors and officers of the Company and the Bank and develop general criteria concerning the qualifications and selection of directors and officers (including recommendations made by shareholders of the Company) and recommending candidates for such positions. All of the Company’s directors participate in the consideration of director nominees.
     Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Board of Directors annually reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then needs of the Board of Directors with respect to experience, expertise and age. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Board of Directors.
     The Company has not received director nominee recommendations from any shareholders for the term commencing in 2009 and expiring in 2012. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations are submitted to the Board of Directors in writing and describe the reasons why the shareholder finds the recommended person to be a qualified candidate.
     The Board of Directors of the Company has no standing committees. The Board of Directors of the Bank has ten standing committees consisting of the Audit, Executive, Personnel, Finance, Marketing, Building, Investment, Long Range Planning, Data Processing and Board Relations Committee. The Chairman of the Company, Mr. Bentley, is a member of all committees. The Chairman of the Board of Directors of the Bank, Mr. Clemons, and Mr. Richerson are also members of all of the committees with the exception that Mr. Clemons and Mr. Richerson are not members of the Personnel Committee or the Audit Committee. The members of each committee are generally appointed in May of each year and serve until the following May. Therefore, the committee members identified below may not have been on each identified committee for the entire 2008 fiscal year. Unless otherwise provided below, the members identified below are the current members of the applicable committees.
     Audit Committee. The Company does not have a separately-designated standing audit committee. The Bank, however, does have a separately-designated standing audit committee, composed of Messrs. J. Franklin, J. A. Patton and Griffith with Mr. VanHooser serving as Chairman. The Audit Committee reviews annual and interim reports of the independent auditors and provides advice and assistance regarding the accounting, auditing and financial reporting practices of the Company and the Bank. The Audit Committee operates pursuant to the terms of a charter which was adopted by the Board of Directors in December 2004 and amended in February 2009 (the “Audit Committee Charter”). A copy of the Audit Committee Charter is not available on the Company’s website, but is attached to this Proxy Statement as Appendix A. All of the Audit Committee’s members are independent under the current listing standards of the New York Stock Exchange. While the Board of Directors believes that certain of its audit committee members are financially literate and have a level of financial sophistication necessary to serve on the Audit Committee, it has determined that the Company does not have an “audit committee financial expert” as defined by the SEC’s rules and regulations serving on the Audit Committee. The Board of Directors believes that at least one of the current members of the Audit Committee has a level of experience regarding banking operations and the application of generally accepted accounting principles as to provide valuable service to the Audit Committee in its role of overseeing the financial reporting process of the Company and the Bank. The Board of Directors further believes that the current members of the Company’s Board of Directors provide a breadth of experience and level of community relationships that are important to the Company and that the Company does not believe that it could attract an additional director that meets the requirements of an “audit committee financial expert” who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company’s business and the importance of knowledge of the local communities served by the Bank. The Audit Committee held five meetings during 2008.

     Executive Committee. The Executive Committee is composed of Messrs. C. Bell, J. Bell, Comer, Franklin, J. A. Patton, Trice, VanHooser with Mr. Griffith serving as Chairman. The Executive Committee reviews corporate activities, makes recommendations to the Board of Directors on policy matters and makes executive decisions on matters that do not require a meeting of the full Board of Directors. The Executive Committee held twelve meetings during 2008.
     Personnel Committee. The Personnel Committee, composed of Messrs. Franklin and VanHooser, with Mr. J. A. Patton serving as Chairman, considers and recommends to the Board of Directors the salaries of all Bank personnel, including the Named Executive Officers. This committee, all of the members of which are independent under the listing standards of the New York Stock Exchange, held six meetings during 2008. This Committee does not have a written charter. Compensation decisions for the Company’s executive officers, including its Named Executive Officers, are made by the Board of Directors of the Company upon recommendation of the Personnel Committee.
     The agenda for meetings of the Personnel Committee is determined by its Chairman with the assistance of the Company’s Secretary and the Company’s Chief Executive Officer. Personnel Committee meetings are regularly attended by the Chairman of the Board, the Chief Executive Officer and the Chief Human Resources Officer. When considering the compensation of Mr. Clemons and Mr. Richerson, the Personnel Committee meets in executive session. The Personnel Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board of Directors. The Company’s human resources and accounting departments support the Personnel Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs.
     Finance Committee. The Finance Committee is the credit review board of the Bank. This committee reviews loan applications meeting certain criteria and approves those found creditworthy. In addition, this committee reviews all loans that are funded. The committee is comprised of four permanent members, Messrs. C. Bell, J. Bell and Griffith with Mr. J. Comer serving as Chairman. Serving as “temporary members” of the committee in 2008 were Messrs. J. Freeman, J. Franklin, H. Patton and J. A. Patton. In addition, Messrs. Trice and VanHooser served as advisory members for the entire fiscal year. The Finance Committee held twelve meetings during 2008.
     Marketing Committee. The Marketing Committee is composed of Messrs. C. Bell, Freeman, VanHooser with Mr. J. Bell serving as Chairman. The Marketing Committee recommends the direction of the marketing efforts of the Company and the Bank. This committee held four meetings during 2008.
     Building Committee. The Building Committee is composed of Messrs. Franklin and H. Patton with Mr. Freeman serving as Chairman. In addition, Mr. J. Bell served as an advisory member. This committee makes recommendations to the Company’s and the Bank’s Boards of Directors on the immediate and future building needs of the Company and the Bank. This committee held five meetings during 2008.
     Investment Committee. The Investment Committee is composed of Messrs. Comer, H. Patton, and Trice with Mr. C. Bell serving as Chairman. The Investment Committee reviews and directs the investment portfolio of the Bank. This committee held five meetings during 2008.
     Long Range Planning Committee. The Long Range Planning Committee is composed of Messrs. Comer and Trice with H. Patton serving as Chairman. This committee explores strategic opportunities available to the Company and recommends the direction the Company should take on these matters. This committee held two meetings in 2008.
     Data Processing Committee. The Data Processing Committee is composed of Messrs. J. Bell, Comer and J.A. Patton with Mr. Franklin serving as Chairman. The Data Processing Committee reviews the computer hardware and software needs of the Company and makes recommendations regarding purchases thereof to the Board of Directors. This committee held four meetings during 2008.
     Board Relations Committee. The Board Relations Committee is composed of Messrs. J. Freeman, H. Patton and VanHooser with Mr. Franklin serving as Chairman. The board relations committee’s primary responsibility is to plan for the Board of Director’s future responsibilities and ensure that the Bank’s Board of Directors meets the future needs of the Bank. This committee had one meeting during 2008.
     During the fiscal year ended December 31, 2008, the Board of Directors of the Bank held seventeen meetings with the Board of Directors of the Company also meeting fourteen times. Each director attended at least 99% of the aggregate number of meetings of both the Bank’s and the Company’s Boards of Directors and the committees on which such director served. The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders and all of the Company’s directors attended the 2008 Annual Meeting of Shareholders.
     The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on the Company’s review of the copies of such forms and written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners, if any, were in compliance with all applicable filing requirements, except for one late filing for Mr. Marshall Griffith; one late filing for Mr. J.A. Patton; and three late filings for Mr. John B. Freeman.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
ITEM 2 — APPROVAL OF WILSON BANK HOLDING COMPANY 2009 STOCK OPTION PLAN
     The Company’s Board of Directors has adopted and recommends that the shareholders approve the Wilson Bank Holding Company 2009 Stock Option Plan (the “2009 Plan”), which is intended to replace the Company’s 1999 Stock Option Plan which expires on April 13, 2009. If approved by the shareholders, the 2009 Plan will authorize awards in respect of an aggregate of 75,000 shares of Common Stock. If approved by our shareholders, the 2009 Plan will become effective as of April 14, 2009, and no further awards will be granted under the Company’s 1999 Stock Option Plan.
     The primary purpose of the 2009 Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining key officers and employees of the Company and its subsidiaries and affiliates, (ii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iii) encouraging ownership of stock in the Company by such individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its shareholders.
     The Company believes that its equity programs and its emphasis on employee stock ownership will be important to the Company’s ability to achieve its corporate performance goals in the years ahead. The Company believes that the ability to attract, retain and motivate talented employees is critical to long-term company performance and shareholder returns. The Company believes that the 2009 Plan will allow it the flexibility to implement its current long-term incentive philosophy in future years and will better align executive and shareholder interests. For these reasons, the Company considers approval of the 2009 Plan important to its future success and encourages you to vote “FOR” approval of the 2009 Plan.
     The following is a brief summary of the principal features of the 2009 Plan, which is qualified in its entirety by reference to the 2009 Plan itself, a copy of which is attached hereto as Appendix B and incorporated herein by reference.

     Shares Available for Awards under the 2009 Plan. Under the 2009 Plan, awards may be made in the form of options to acquire common stock of the Company. Subject to adjustment as provided by the terms of the 2009 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2009 Plan is 75,000 shares.
     Shares covered by an award granted under the 2009 Plan, or to which such an award relates, that are forfeited, or if any such award is settled for cash or otherwise terminates, expires unexercised or is cancelled without the delivery of shares or with delivery of a reduced number of shares, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such settlement, reduction, forfeiture, termination, expiration or cancellation, shall again become shares with respect to which awards may be granted. Shares of common stock issued under the 2009 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the 2009 Plan.
     With certain limitations, awards made under the 2009 Plan may be adjusted by a committee of the Board composed of not less than two non-employee directors (the “Committee”) in its sole discretion.
     Eligibility and Administration. Current and prospective officers and employees of the Company and its affiliates are eligible to be granted awards under the 2009 Plan. As of February 13, 2009, approximately fifty individuals were eligible to participate in the 2009 Plan. The Committee will administer the 2009 Plan. At the discretion of the Committee, the Committee may delegate to one or more officers or managers of the Company or of any subsidiary or affiliate, or to a committee of such officers or managers, the authority to grant awards to or cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate awards held by participants on the 2009 Plan who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. Subject to terms of the 2009 Plan, the Committee is authorized to (i) designate participants, (ii) determine the type and number of awards to be granted, (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards, (iv) determine the timing, terms and conditions of any award, (v) accelerate the time at which all or any part of an award may be settled or exercised, (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the 2009 Plan and any instrument or agreement relating to, or award made under, the 2009 Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2009 Plan; and (xi) make any other determination and take any other action that the Committee, deems necessary or desirable for the administration of the 2009 Plan, subject to the exclusive authority of the Board set forth in the 2009 Plan to amend or terminate the 2009 Plan.
     Stock Options. The Committee, is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee, may specify the terms of such grants subject to the terms of the 2009 Plan. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     A stock option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options shall be exercised by written notice of intent to exercise the stock option and payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
     Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that are then owned, with such shares valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), (ii) by the withholding by the Company of shares issuable upon the exercise of such option valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with such number of shares that are then owned by the participant necessary to satisfy any applicable withholding taxes, with such shares valued at the fair market value of such shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), or (iii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.
     Termination of Employment. Upon termination of a participant’s employment for cause, any stock options held will thereupon terminate. If a participant voluntarily terminates employment, stock options held will thereupon terminate; provided, however, that the Committee, upon approval of the Board of Directors at the time of grant or (except in the case of incentive stock options) thereafter, may extend the exercise period for three months following termination or the balance of the option period, whichever is shorter. If a participant’s employment is involuntarily terminated by the Company without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an incentive stock option, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an incentive stock option, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee’s legal representative or legatee within the lesser of the remainder of the option period or one year from the date of death. Only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised or, except for an incentive stock option, on such accelerated basis as determined by the Board of Directors and the Committee at or after grant.
     Change in Control. Options that may be granted under the 2009 Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable) if:
1.	any person or entity (including a “group” as defined in Section 13(d) of the Exchange Act), other than the Company or a wholly-owned subsidiary thereof or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of all securities of the Company that may be cast in the election of directors of the Company;

2.	as a result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor entity entitled to vote generally in the election of directors of the Company or any such successor, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

3.	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election by the Company’s shareholders of such individuals first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

4.	the Board of Directors, upon recommendation from the Committee, determines that a potential change in control has occurred as a result of either (a) shareholder approval of an agreement that would result in one of the events described above or (b) the acquisition of beneficial ownership, directly or indirectly, by any person, entity or group (other than the Company, any of its subsidiaries or any employee benefit plans of the Company) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities.
     Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the 2009 Plan or any portion of the 2009 Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2009 Plan, to satisfy withholding and other tax obligations. The Committee, may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the 2009 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution.
     Effective Date. No new awards may be granted under the 2009 Plan after the tenth anniversary of the effective date of such plan.
     Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 2009 Plan.
     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or a nonqualified option. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.
     If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.
     The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the 2009 Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2009 Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The 2009 Plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986, as amended.
     Because awards under the 2009 Plan are at the discretion of the Committee, the benefits that will be awarded under the 2009 Plan are not currently determinable.
     The approval of the 2009 Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2009 PLAN.
ITEM 3 — OTHER MATTERS
     The Board of Directors is not aware of any other matters which may be brought before the Annual Meeting. However, if any matter other than the proposed matters properly comes before the meeting for action, proxies will be voted for such matters in accordance with the best judgment of the persons named as proxies.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
     The Board of Directors has selected Maggart & Associates, P.C. to serve as the Company’s independent registered public accounting firm for the current fiscal year upon the recommendation of the Audit Committee. Maggart & Associates, P.C. has served in this capacity for the Company since 1987. A representative of Maggart & Associates is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
     During the fiscal years ended December 31, 2008 and December 31, 2007, the Company incurred the following fees for services provided by Maggart & Associates:

	2008	2007
Audit Fees:(a)	$195,701	$181,650
Audit-Related Fees:(b)	$14,477	$18,863
Tax Fees:(c)	$4,575	$4,575
Other Fees:	$-0-	$-0-

(a)	Includes fees related to the annual independent audit of the Company’s financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and fees related to the audit of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees related to the audit of the Company’s 401(k) plan and investment center reviews.

(c)	Includes fees related to the preparation of the Company’s tax returns and other tax related assistance.
     The Audit Committee considered these fees and concluded that the performance of these services was consistent with Maggart & Associates’ independence.
     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Maggart & Associates, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Maggart & Associates during fiscal 2008.
AUDIT COMMITTEE REPORT FOR 2008
     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
     In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with it, the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.
Robert T. VanHooser, Jr., Chairman
Jerry Franklin
Marshall Griffith
J. A. Patton
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Decisions with respect to compensation of the Company’s and the Bank’s executive officers, including the Chief Executive Officer and the other named executive officers, as identified in the Summary Compensation Table, for fiscal year 2008 were made by the Board of Directors of the Bank based upon recommendations by the Personnel Committee. Discussions regarding the non-equity compensation of the Company’s and the Bank’s executive officers that are not named executive officers are made by the Chief Executive Officer in consultation with such officer’s supervisor. For these officers, the Chief Executive Officer is responsible for establishing the framework for how these individuals are compensated. The components of compensation of executive officers consist of a base salary, an annual cash incentive, amounts contributed under the executive officer’s Executive Salary Continuation Agreement and matching and profit-sharing contributions under the Company’s 401(k) plan (as well as health and disability insurance and other non-cash benefits similar to those of all employees of the Bank or Company). At times, these executive officers have also been awarded equity based compensation in the form of time vested stock options; however, the Personnel Committee and the Chief Executive Officer have historically focused on cash-based compensation that is currently paid out, using stock options only in connection with promotions or changes in duties. The Company utilizes the Executive Salary Continuation Agreements, described in more detail below, to provide for post retirement payments to the named executive officers. No member of the Personnel Committee served as an officer or employee of the Company or of any of its subsidiaries during 2008.
     The overarching policy of the Personnel Committee and the Board of Directors in determining executive compensation, including the compensation of the Chief Executive Officer, is to attract and retain the highest quality talent to lead the Company and to reward key executives based upon their individual performance and the performance of the Bank and the Company. The Personnel Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation packages provided to key employees remain competitive relative to the compensation paid to similarly situated executives of peer companies. The Personnel Committee believes that providing incentives to and rewarding the performance of the Company’s executive officers enhances the profitability of the Company. To that end, the Personnel Committee believes that the compensation paid to its executive officers should include base salary and a significant cash incentive opportunity designed to reward performance as measured against established goals. Continuing the practice of only awarding stock options in connection with promotions or changes in an executive officers’ duties, the Personnel Committee did not award any stock-based compensation to the named executive officers in 2008 and does not utilize equity-based compensation as a significant component of the compensation paid to the named executive officers.
     Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
     Each year the Personnel Committee reviews and approves a base salary for Mr. Clemons taking into account several factors, including prior year base salary, responsibilities, tenure, performance, salaries paid to chief executive officers of other financial institutions of a similar size in similar markets, the Bank’s overall pay scale, including retirement benefits payable to Mr. Clemons, and the Bank’s recent performance. Taking into consideration these factors, the Personnel Committee approved an increase to the 2008 base salary of Mr. Clemons when compared to 2007. In setting the base salaries of the other named executive officers, the Personnel Committee considers the recommendations of Mr. Clemons, who makes his recommendations regarding these salaries based on the same factors described above. Based on those criteria, the Personnel Committee approved similar increases to the 2008 base salaries of Messrs. Richerson, Whitaker and McDearman and Ms. Pominski. The percentage increases were lower than the increases to these named executive officers’ base salaries between 2006 and 2007 and reflect the then current economic conditions.
     Mr. Clemons and Mr. Richerson are eligible for an annual cash incentive, which we refer to as bonus, pursuant to a formula determined by the Board of Directors that is based upon the Company’s after tax earnings for the fiscal year. In 2008, Mr. Clemons was eligible for, and received, a cash incentive payment equal to 1.5% of the Company’s after tax earnings, while Mr. Richerson was eligible for, and received, a cash incentive payment equal to

1.15% of the Company’s after tax earnings. In total, Mr. Clemons and Mr. Richerson were paid cash incentive payouts totaling $172,436 and $132,201 respectively.
     Mr. Whitaker, Ms. Pominski and Mr. McDearman were eligible for, and received, a cash incentive payment determined by the return on assets performance of the Bank, which payment was calculated on a basis consistent with the Bank’s other employees. For 2008, the ROA targets and related cash incentive payouts as a percentage of the base salary of Messrs. Whitaker and McDearman and Ms. Pominski were 9% at .90 ROA, 9.5% at .95 ROA, 10% at 1.0 ROA, 10.5% at 1.05 ROA, 11% at 1.10 ROA, 11.5% at 1.15 ROA,12% at 1.20 ROA, 12.5% at 1.25 ROA and 13% at 1.35 ROA.
     In 2008, the Bank’s ROA was 0.85. Although the Bank did not achieve the ROA target established because of the economic conditions and the losses relating to the loan review of a former bank officer, the Board of Directors decided to pay the minimum percentage to the named executive officers in recognition of their significant contribution to the Bank. The Personnel Committee and the Board of Directors approved the payout of cash bonus totaling 9% of the base salaries of Messrs. Whitaker and McDearman and Ms. Pominski, or $15,943, $11,411 and $8,930, respectively.
     Messrs. Whitaker and McDearman and Ms. Pominski were also eligible to receive monthly cash payments under the Company’s cash-based incentive plan upon the attainment of certain Company and individual performance goals. For Mr. Whitaker these goals included goals related to loan fees, loan volume, mortgage loan income, credit life goals, past due loan percentage and timely employee reviews. For Mr. McDearman, these goals included each branch in his division meeting budget. For Ms. Pominski, these goals included expense control and audit related goals. Incentives paid to Messrs. Whitaker and McDearman, and Ms. Pominski, for 2008 related to these performance goals totaled $30,000, $20,760 and $7,200 respectively, which were the maximum amounts that could be received.
     Employees, including executive officers, also receive a matching grant of $.35 from the Company for each one dollar ($1) up to a maximum of 6% of the amount contributed each year by the employee to his or her 401(k) account. No employee is entitled to contribute more than $15,500. The Company contributes additional funds into each employee’s 401(k) account under a profit-sharing arrangement based upon each employee’s base salary as a percentage of the Company’s total payroll. During 2008, Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski received contributions totaling $22,080, $22,080, $18,700, $14,730 and $10,923, respectively.
     The Bank has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski, which agreements were amended on December 30, 2008. These agreements, as amended, provide for the payment of an annual cash benefit to each of these executive officers (or his or her beneficiaries) following the executive’s separation from service from the Bank under a variety of circumstances.
     If a named executive officer retires from the Bank after reaching age 65, he or she is entitled to receive a percentage of his or her then current base salary payable in equal monthly installments for 180 months beginning the month following the month in which such executive officer’s retirement occurs. The percentage of salary payable to each of Messrs. Clemons, Richerson, Whitaker and McDearman and Ms. Pominski following retirement after reaching age 65 is 30%, 30%, 20%, 10% and 10%, respectively.
     If a named executive officer retires prior to reaching age 65, his or her retirement will be considered “early retirement” under the Executive Salary Continuation Agreements if he or she has attained the age of 55 and has been continuously employed by the Bank for twenty years. If the named executive officer’s retirement qualifies as “early retirement” or the named executive officer dies prior to the commencement of benefit payments under the agreements then he or she shall be entitled to receive a benefit equal to the accrual balance of the executive officer under the agreement as of the last day of the plan year immediately preceding the executive’s early retirement date or death, as the case may be, payable in equal monthly installments for 180 months beginning the month following the month in which the executive’s early retirement occurs in the case of “early retirement” and in a lump sum within 30 days following the executive’s death in the case of death. At December 31, 2008, the accrual balance for each of the named executive officers was as follows:

	Accrual Balance at	Vested Balance at
Named Executive Officer	December 31, 2008	December 31, 2008

J. Randall Clemons	$414,669	$414,669
Elmer Richerson	242,528	242,528
Gary Whitaker	65,484	—
John McDearman	6,450	—
Lisa Pominski	6,991	—
     In the event that a named executive officer becomes disabled prior to reaching early retirement or retirement, the Bank is obligated to pay to the executive officer an annual benefit equal to 60% of the executive officer’s salary and bonus at the time of disability, payable in equal monthly installments for a period of 180 months.
     In the event that the employment of a named executive officer terminates for any reason other than death, disability or retirement by his or her voluntary action or he or she is discharged by the Bank without cause, the Bank is required to pay to the executive the vested portion of his or her accrual balance as of the date of termination in equal monthly installments for a period of 180 months commencing on the first month following the executive officer’s 65th birthday. Under the terms of the Executive Salary Continuation Agreements, a participant becomes 100% vested in his or her accrual balance earned as of the last day of the immediately preceding plan year upon attaining age 55 and completing 20 years of continuous employment with the Bank. At December 31, 2008, each of the named executive officer were vested in the following percentages:

Percentage Vested at
Named Executive Officer	December 31, 2008

J. Randall Clemons	100%
Elmer Richerson	100%
Gary Whitaker	—
John McDearman	—
Lisa Pominski	—
     The Bank has purchased life insurance policies or other assets to provide the benefits payable to the named executive officers and other executive officers that are a party to Executive Salary Continuation Agreements with the Bank. These insurance policies are the sole property of the Bank and are payable to the Bank. At December 31, 2008, the total liability of the Bank to the named executive officers under these Executive Salary Continuation Agreements totaled $736,122 while the cash surrender value and face amount of the policies associated with these named executive officers totaled approximately $1,046,141 and $3,688,000, respectively.
     Payment of benefits under the Executive Salary Continuation Agreements is contingent on the executive officer not competing with the Bank for one year after termination of employment. In the event there is a change in control of the Bank or the Company, the benefits become fully vested without regard to the non-competition agreement and will be paid out in accordance with the terms of the agreements following the named executive officer’s termination of service. A “change in control” is the acquisition of 50% or more of the shares of the Bank or the Company, or a merger, consolidation or similar transaction involving the Bank or the Company, or the cessation by either of their business activities or existence.
     The Executive Salary Continuation Agreements were amended during 2008 to bring the Agreements into compliance with the requirements of Internal Revenue Code Section 409A, along with simplifying the calculation of the benefits received at retirement.
     In addition to the above-described compensation, the Company provided automobile (and in the case of Mr. Clemons and Mr. Richerson, fuel) allowances in 2008 of $5,480, $4,960, $7,200 and $3,600, for each of Messrs. Clemons, Richerson, Whitaker and McDearman.
     For 2009, base salaries have been set at $339,295, $262,649, $167,020, $145,806 and $105,179, respectively, for Messrs. Clemons, Richerson, Whitaker and McDearman, and Ms. Pominksi, respectively.

     As part of its role, the Personnel Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the cash incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Personnel Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.
     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company amended the Executive Salary Continuation Agreements in December 2008 to comply with the final regulations issued under these tax law changes.
     Beginning on January 1, 2006, the Company began accounting for stock-based payments including those issued under its Stock Option Plan in accordance with the requirements of FASB Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”).
PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2008 with management. In reliance on the reviews and discussions referred to above, the Personnel Committee recommended to the Board of Directors, and the Board Directors has approved, that the CD&A be included in the proxy statement for the Annual Meeting.

J. A. Patton, Chairman	Jerry Franklin	Robert VanHooser
Summary Compensation Table
     The following table provides information as to annual, long-term or other compensation during the 2006, 2007 and 2008 fiscal years for Mr. Clemons, the Company’s Chief Executive Officer, Ms. Pominski, the Company’s Chief Financial Officer, and the three most highly compensated executive officers of the Company or the Bank other than the Chief Executive Officer and Chief Financial Officer with total annual salary and bonus over $100,000 for the year ended December 31, 2008

							Change in Pension
							Value and
							Nonqualified Deferred	All Other
				Stock	Option	Non-Equity	Compensation	Compensation
	(ii)	Salary	Bonus	Awards	Awards(1)(2)	Incentive Plan	Earnings(3)	(4)(5)(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	Compensation ($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

J. Randall Clemons, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank	2008	$321,607	—	—	$1,866	$172,436	$73,883	$81,920	$651,712
	2007	306,292	—	—	1,862	165,620	64,787	80,571	619,142
	2006	287,692			1,864	159,816	55,067	89,351	593,790

Lisa Pominski, Chief Financial Officer of the Company and the Bank	2008	99,607	—	—	466	16,130	3,626	11,349	131,178
	2007	95,990	—	—	570	15,530	1,100	10,487	123,687
	2006	90,000			465	16,500	700	9,799	117,464

H. Elmer Richerson, President of the Bank and Executive Vice President of the Company	2008	248,957	—	—	1,244	132,201	60,297	79,079	521,778
	2007	237,102	—	—	1,242	129,975	43,500	77,716	489,535
	2006	218,514			1,239	95,889	35,437	77,701	428,780

Gary Whitaker, Executive Vice President of the Bank	2008	151,836	—	—	623	45,943	16,266	27,483	242,151
	2007	147,106	—	—	621	32,514	11,756	24,176	216,173
	2006	137,320			620	45,875	8,762	24,968	217,945

John C. McDearman III, Senior Vice President — Central Division of the Bank	2008	129,226	—	—	467	32,171	3,391	18,771	184,026
	2007	124,338	—	—	480	25,514	1,622	17,200	169,144
	2006	115,000			465	31,018	1,437	16,134	164,054

(1)	The amounts in the column captioned “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123(R) of awards pursuant to the Company’s 1999 Stock Option Plan and thus may include amounts from awards granted in and prior to 2006, 2007 and 2008. For a description of the assumptions used by the Company in valuing these awards for the fiscal years ended December 31, 2006, 2007 and 2008 please see “Note 19 — Stock Option Plan” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	In fiscal 2008, there were a total of 2,523 options that were cancelled, none of which were held by any of the Named Executive Officers. In fiscal 2007, there were a total of 3,068 options that were cancelled, none of which were held by any of the named executive officers. In fiscal 2006, there were a total of 1,800 options that were cancelled, none of which were held by any of the named executive officers.

(3)	Represents the change in the actuarial present value of the accumulated benefit of the Executive Salary Contribution Agreements.

(4)	Represents for fiscal year 2006 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $21,120 for Mr. Clemons; $9,423 for Ms. Pominski; $21,120 for Mr. Richerson; $17,625 for Mr. Whitaker; and $14,018 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) Combined Advisory Board Fees for the Dekalb County and Smith County branches of the Bank of $9,200 for Mr. Clemons; (iv) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,924 for Mr. Clemons; $5,337 for Mr. Richerson, $6,000 for Mr. Whitaker and $1,800 for Mr. McDearman, and (v) the value of premiums paid in the amounts of $5,107, $376, $3,244, $1,343 and $316 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively in relation to the Company’s bank owned life insurance plan.

(5)	Represents for fiscal year 2007 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $21,600 for Mr. Clemons; $10,090 for Ms. Pominski; $21,600 for Mr. Richerson; $16,730 for Mr. Whitaker; and $14,220 for Mr. McDearman; (ii) Board of Director’s fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,356 for Mr. Clemons; $4,559 for Mr. Richerson, $6,000 for Mr. Whitaker and $2,550 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $5,615, $397, $3,557, $1,446 and $430 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively, in relation to the Company’s bank owned life insurance plan.

(6)	Represents for fiscal year 2008 (i) the Company’s matching grants under the Company’s 401(k)/profit sharing plan in the amounts of $22,080 for Mr. Clemons; $10,923 for Ms. Pominski; $22,080 for Mr. Richerson; $18,700 for Mr. Whitaker; and $14,730 for Mr. McDearman; (ii) Board of Director fees for the Company of $27,600 and the Bank of $20,400 for each of Mr. Clemons and Mr. Richerson; (iii) auto and in the case of Mr. Clemons and Mr. Richerson fuel allowance in the amount of $5,480 for Mr. Clemons; $4,960 for Mr. Richerson, $7,200 for Mr. Whitaker and $3,600 for Mr. McDearman, and (iv) the value of premiums paid in the amounts of $6,360, $426, $4,039, $1,583 and $441 for Mr. Clemons, Ms. Pominski, Mr. Richerson, Mr. Whitaker and Mr. McDearman, respectively in relation to the Company’s bank owned life insurance plan.
Grants of Plan-Based Awards
     The Company granted no options and awarded no shares of restricted stock to its Named Executive Officers in 2008.

Outstanding Equity Awards At 2008 Fiscal Year-End
     The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008:

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
	Number		Plan					Number of	Payout
	of	Number of	Awards:				Market	Unearned	Value of
	Securities	Securities	Number of			Number of	Value of	Shares,	Unearned
	Underlying	Underlying	Securities			Shares or	Shares or	Units or	Shares,
	Unexercised	Unexercised	Underlying			Units of	Units of	Other	Units or
	Options	Options	Unexercised	Option		Stock That	Stock That	Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	Exercisable	Unexercisable	Options	Price(2)	Expiration	Vested	Vested	Not Vested	Not Vested
Name	(1) (2)	(2)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Randall Clemons	—	1,067	—	11.46	09/30/2009	—	—	—	—

Lisa Pominski	267	267	—	11.46	09/30/2009	—	—	—	—
		134		12.00	01/24/2010

H. Elmer Richerson	—	711	—	11.46	09/30/2009	—	—	—	—

Gary Whitaker	479	221	—	11.46	09/30/2009	—	—	—	—

John C. McDearman III	2,400	267	—	11.46	09/30/2009	—	—	—	—
	333	334		16.88	01/02/2013

(1)	The options vest in 10% increments on each anniversary of the ten year term.

(2)	Exercises prices and number of shares have been adjusted for the 4 for 3 stock split paid by the Company on May 31, 2007.

Pension Benefits for Fiscal 2008
     The following table reflects information related to the Company’s Executive Salary Continuation Agreements with each of the Names Executive Officers:

		Number of	Present Value
		Years Credited	of Accumulated	Payments During
		Service	Benefit(1)	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
J. Randall Clemons(2)	Executive Salary	13	414,669	—
	Continuation
	Agreement

Lisa Pominski	Executive Salary	7	6,991	—
	Continuation
	Agreement

H. Elmer Richerson(2)	Executive Salary	13	242,528	—
	Continuation
	Agreement

Gary Whitaker	Executive Salary	12	65,484	—
	Continuation
	Agreement

John C. McDearman III	Executive Salary	2	6,450	—
	Continuation
	Agreement

(1)	Amount represents the accrued liability balance at December 31, 2008. For more information see “Note 18 — Deferred Compensation Plan” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	Messrs. Clemons and Richerson are currently eligible for early retirement under their Executive Salary Continuation Agreements.
For a more detailed description of these Executive Salary Continuation Agreements, see “Compensation Discussion and Analysis” above.

Option Exercises and Stock Vested for Fiscal 2008
     The following table provides information related to options exercised for each of the named executive officers during the 2008 fiscal year. The Company has not issued restricted stock, stock appreciation rights or warrants to its executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
J. Randall Clemons	1,067	$25,384	—	—

Lisa Pominski	67	$1,457	—	—

H. Elmer Richerson	711	$16,915	—	—

Gary Whitaker	366	$8,341	—	—

John C. McDearman III	—	—	—	—
DIRECTOR COMPENSATION
     The Company’s directors are classified in three classes, with directors in each class serving for three-year terms and until his successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. In 2008, each director received $2,300 per month for his services as a director of the Company. In addition, each director of the Bank received $850 per month for his services as a director of the Bank and $450 for each committee meeting of the Bank he attended, not to exceed $1,700 per month, as a member of the various committees on which he serves. In addition, fees of $1,518 and $1,122 were paid to each of the directors of the Company and the directors of the Bank, respectively, for attendance at the two Company and Bank planning retreats held during 2008. Messrs. C. Bell and Comer received $400 per month for serving on the Advisory Board of the Smith County branches of the Bank. Messrs. Trice, J. Bell and VanHooser received $400 per month for serving on the Advisory Board of the Dekalb County branches of the Bank.

     The following table sets forth certain information with respect to the fees paid or earned by the members of the Board of Directors for service in 2008:

					Change in
					Pension Value
				Non-Equity	and
	Fees			Incentive	Nonqualified
	Earned or			Plan	Deferred
	Paid in	Stock	Option	Compen-	Compensation	All Other
	Cash(2)	Awards	Awards	sation	Earnings	Compensation	Total
Name(1)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Charles Bell	$55,440	—	—	—	—	—	$55,440
Jack W. Bell	54,640	—	—	—	—	—	54,640
Mackey Bentley	50,640	—	—	—	—	—	50,640
James F. Comer	54,640	—	—	—	—	—	54,640
Jerry L. Franklin	50,640	—	—	—	—	—	50,640
John B. Freeman	50,640	—	—	—	—	—	50,640
Marshall Griffith	50,640	—	—	—	—	—	50,640
Harold R. Patton	50,640	—	—	—	—	—	50,640
James Anthony Patton	50,640	—	—	—	—	—	50,640
John R. Trice	55,440	—	—	—	—	—	55,440
Robert T. VanHooser	55,440 (3)	—	—	—	—	—	55,440 (3)

(1)	Randall Clemons, the Company’s and the Bank’s Chief Executive Officer, and Elmer Richerson, the President of the Bank, are not included in this table as they are also Named Executive Officers of the Company and their compensation for service on the boards of directors of the Company and the Bank is reflected in the Summary Compensation Table above.

(2)	Includes fees for services as a director of both the Company and the Bank and includes fees for board meetings, committee meetings, and in the case of Messrs. Charles Bell, Jack Bell, Jimmy Comer, John R. Trice and Robert T. VanHooser, $4,800, $4,000, $4,000, $4,800 and $4,800, respectively, for service on the advisory boards of each of the Smith County and DeKalb County branches of the Bank.

(3)	Mr. VanHooser’s fees are paid in a lump sum in arrears and the fees for 2008 were paid in January 2009.

Personnel Committee Interlocks and Insider Participation
     During fiscal 2008, the Personnel Committee of the Board of Directors of the Bank was composed of Messrs. Franklin and VanHooser with Mr. J. A. Patton serving as Chairman. With the exception of Mr. VanHooser who was an officer of the Bank until 1996, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Personnel Committee or entities whose executives serve on the Board of Directors or the Personnel Committee that require disclosure under applicable regulations of the SEC.
     No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.
Certain Relationships and Related Transactions
     Some directors and principal officers of the Company at present, as in the past, are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of the directors and officers of the Bank are at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of the Board of Directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features.
     During 2008, John R. Trice Appraisals, Inc. was paid an aggregate of $195,000 for 488 appraisals and inspections performed in connection with loans originated by the Bank. This company is owned by John R. Trice, a director of the Company and the Bank. John R. Trice Appraisals, Inc. primarily performs appraisals for real estate loans. The payments to Trice Appraisals are reimbursed in full by the persons and/or entities whose properties were appraised. The customer is given the option of selecting an appraiser from the Bank’s approved listing. This extensive listing is approved annually by the Board of Directors. Mr. Trice abstains from voting on the approved appraisers. There is also a disclosure made to the customer, as required by law, indicating that Mr. Trice is a director of the Bank.
     During 2008, Jack Bell Builders was paid an aggregate of $229,013.84 by the Bank primarily for completion of the construction of the new 8,500 square foot full service office located on Church Street in Murfreesboro, TN which opened in January 2008. This company is owned by Jack Bell, a director of the Company and the Bank. Mr. Jack Bell is the son of Mr. Charles Bell, another director of the Company. Jack Bell Builders was the approved contractor on the Church Street, Murfreesboro, TN building project, for which bids were handled by an independent architectural firm and the results of those bids were submitted to the Building Committee for their review. The Building Committee then made a recommendation to the Board of Directors on the project under consideration. Mr. Bell is a non voting member of the Building Committee and excuses himself when discussions and/or votes are taken on a particular building project. Mr. Charles Bell also excuses himself and refrains from voting on any building project in which Jack Bell Builders has an interest.
     Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company’s or the Bank’s Board of Directors.

SHAREHOLDERS’ PROPOSALS AND OTHER MATTERS
     Shareholders intending to submit proposals for presentation at the next Annual Meeting and inclusion in the Proxy Statement and form of proxy for such meeting should forward such proposals to J. Randall Clemons, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087. Proposals must be in writing and must be received by the Company prior to November 13, 2009 in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2010 Annual Meeting of Shareholders. Proposals should be sent to the Company by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.
     For any other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder must forward such proposal to Mr. Clemons at the Company’s main office (listed above) prior to January 27, 2010.
GENERAL
     In addition to solicitation by mail, certain directors, officers and regular employees of the Company and the Bank may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation other than their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons and may reimburse them for their reasonable out-of-pocket expenses in connection therewith.
     The Company’s 2008 Annual Report is mailed herewith. A shareholder may obtain a copy of the Company’s Annual Report to the SEC on Form 10-K for the year ended December 31, 2008 without charge by writing to Lisa Pominski, Wilson Bank Holding Company, 623 West Main Street, Lebanon, Tennessee 37087.

By order of the Board of Directors,
/s/ J. Anthony Patton
Secretary

Lebanon, Tennessee
March 13, 2009

Appendix A
Wilson Bank Holding Company
Audit Committee Charter
I. Purpose
     The purpose of the Audit Committee (the “Committee”) of Wilson Bank Holding Company (the “Company”) is to assist the Board of Directors (the “Board”) with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the integrity of the accounting and financial reporting processes of the Company and the audits of the financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
     In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
     Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
     Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.
II. Membership
     The Committee shall consist of at least three members of the Board. Each Committee member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years and must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, except as may be acceptable to the Board, each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Rule l0A-3(b)(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.
III. Meetings and Procedures
     The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
     The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
     All non-management directors that are not members of the Committee may at the discretion of the Committee, attend and observe meetings of the Committee, but shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.
     The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate to carry out its duties. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee.
     The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.
IV. Powers and Responsibilities
     Interaction with the Independent Auditor
     1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
     2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or permissible non-audit services, the Committee shall preapprove the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

     3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:
          (i) The Committee shall ensure that the independent auditor prepares and delivers, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company, consistent with the Public Company Accounting Oversight Board’s applicable requirements. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor and for the taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditor. The Committee shall satisfy itself of the auditor’s independence.
          (ii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.
          (iii) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditor.
     Annual Financial Statements and Annual Audit
     4. Meetings with Management, the Independent Auditor and the Internal Auditor.
          (i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
          (ii) The Committee shall review and discuss with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.
          (iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K.
     5. Separate Meetings with the Independent Auditor.
          (i) The Committee shall obtain from the independent auditor assurances that procedures required under Section 10A of the Exchange Act have been complied with.
          (ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.
          (iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

     6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(i) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.
     Quarterly Financial Statements
     7. Quarterly Financial Statement Review. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q.
     Internal Audit
     8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.
     9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.
     Other Powers and Responsibilities
     10. The Committee shall review all related party transactions required to be disclosed in the Company’s proxy statement on an ongoing basis and all such transactions must be approved by the Committee.
     11. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
     12. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
     13. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.
     14. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
     15. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
     16. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Appendix B
Wilson Bank Holding Company
2009 Stock Option Plan

WILSON BANK HOLDING COMPANY
2009 STOCK OPTION PLAN
Section 1. Purpose.
     This plan shall be known as the “Wilson Bank Holding Company 2009 Stock Option Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Wilson Bank Holding Company, a Tennessee Company (the “Company”), its Subsidiaries and its shareholders by (i) attracting and retaining key officers and employees of the Company and its Subsidiaries and Affiliates; (ii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iii) encouraging ownership of stock in the Company by such individuals; and (iv) linking their compensation to the long-term interests of the Company and its shareholders.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) pursuant to a legitimate business criteria, any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities in accordance with Treasury Regulations promulgated under Section 409A of the Code, in each case as designated by the Board as being a participating employer in the Plan.
     (b) “Award” shall mean any Option granted under the Plan to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish or which are required by applicable legal requirements.
     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.
     (f) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
     (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
     (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (h) “Committee” shall mean the Personnel Committee of the Board or such other committee as the Board may so designate. The Committee shall be composed of not less than two Non-Employee Directors, at least two of whom shall be a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder.
     (i) “Common Stock” means the Company’s common stock, par value $2.00 per share.
     (j) “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary or Affiliate.
     (k) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
     (l) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
     (m) “Early Retirement” means retirement, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.
     (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     (o) “Fair Market Value” means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following: (i) if, on such date, Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share price is so quoted instead) as quoted on such national, regional securities exchange, market system or OTCBB constituting the primary market for the Shares, as reported in The Wall Street Journal, the OTCBB or such other source as the Company deems reliable; if the relevant date does not fall on a day on which the Shares have traded over the counter or on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion, and (ii) in the event there is no public market for the Shares on such date, the fair market value as determined by the Board or Committee pursuant to the reasonable application of such reasonable valuation method as the Board or Committee in its sole discretion shall deem appropriate; provided, however, that, with respect to Incentive Stock Options, “fair market value” shall be determined pursuant to Section 422(c)(7) of the Code, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
     (p) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (q) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and is not intended to be an Incentive Stock Option.

     (r) “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.
     (s) “Non-Employee Director” shall mean a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.
     (t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (u) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
     (v) “Participant” shall mean any Employee or other person who receives an Award under the Plan.
     (w) “Person” shall mean any individual, Company, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (x) “Potential Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
     (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or
     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.
     (y) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, Normal or Early Retirement.
     (z) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
     (aa) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
     (bb) “Shares” shall mean shares of Common Stock.
     (cc) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
     (dd) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3. Administration.
     3.1. Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of

Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 9 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.
     3.2. Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
     3.3. Delegation. Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
Section 4. Shares Available For Awards.
     4.1. Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 75,000. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled or settled without the delivery of Shares or with the delivery of a reduced number of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, reduction, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option granted hereunder is exercised through the delivery of Shares already owned by the Participant or withholding of Shares issuable upon exercise of the Award by the Company or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares issuable upon exercise of the Award by the Company or the delivery of Shares already owned by the Participant, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.
     4.2. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.
     4.3. Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired Company shall not reduce the Shares available for Awards under the Plan.
     4.4. Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of previously issued Shares which have been reacquired by the Company.
Section 5. Eligibility.
     Any Employee shall be eligible to be designated a Participant.
Section 6. Stock Options.
     6.1. Grant. Subject to the provisions of the Plan including, without limitation, Section 3.3 above and other applicable legal requirements, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the Option Price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
     6.2. Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 9 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.
     6.3. Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.
     6.4. Exercise.
     (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an

Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.
     (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
     (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
     (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that are then owned by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with such number of Shares that are then owned by the Participant necessary to satisfy any applicable withholding taxes with such Shares valued at the Fair Market Value of such Shares on the date of exercise (or the next succeeding trading date, if the date of exercise is not a trading date), such transfer to be upon such terms and conditions as determined by the Committee, (ii) by the withholding by the Company of Shares issuable upon the exercise of such Option valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with such number of Shares that are then owned by the Participant necessary to satisfy any applicable withholding taxes, with such Shares valued at the fair market value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), such transfer to be upon such terms and conditions as determined by the Committee or (iii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the Participant shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the Participant has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.
     6.5. Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Termination Of Employment.
     7.1. Termination by Death. Subject to Section 7.5, if a Participant’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.
     7.2. Termination by Reason of Disability. Subject to Section 7.5, if a Participant’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Option were a Non-Qualified Stock Option, such Option will thereafter be treated as a Non-Qualified Stock Option.
     7.3. Termination by Reason of Retirement. Subject to Section 7.5, if a Participant’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the Participant dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter. In the event of termination of employment by reason of Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.
     7.4. Other Termination. Subject to Section 7.5, unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if a Participant’s employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Option shall thereupon terminate, except that such Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Option’s term if the involuntary termination is without Cause. If a Participant voluntarily terminates employment with the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), or the Participant’s employment is terminated with Cause, the Stock Option shall thereupon terminate upon the termination of the Participant’s employment; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Option’s term.

     7.5. Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any Participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such Participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:
     (i) if (x) a Participant’s employment is terminated by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 7.1, 7.2 or 7.3, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an “Incentive Stock Option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and
     (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.
     7.6. Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash or Common Stock an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the optionee at the time that such offer is made.
Section 8. Change In Control.
     In the event of a Change in Control or a Potential Change in Control, but only if and to the extent so determined by the Committee and the Board, at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), any Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested, except to the extent that the Committee or the Board has imposed conditions on the acceleration of any award in the Award Agreement.
Section 9. Amendment And Termination.
     9.1. Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
     9.2. Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     9.3. Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

     9.4. Section 409A Compliance. No Award (or modification thereof) shall provide for a “deferral of compensation” (as such term is defined in Treasury Regulations promulgated under Section 409A of the Code) that does not comply with Section 409A of the Code, or an applicable exemption, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Any Award granted pursuant to this Plan which provides for a “deferral of compensation” (as such term is defined in Treasury Regulations promulgated under Section 409A of the Code) shall be granted pursuant to an Award Agreement which incorporates the provisions (including applicable definitions of key terms, such as “disability,” “change of control” and “separation from service”) of Section 409A of the Code applicable to such Award. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
Section 10. General Provisions.
     10.1. Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
     10.2. No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
     10.3. Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     10.4. Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.
     10.5. Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
     10.6. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options or other types of Awards provided for hereunder.
     10.7. No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
     10.8. No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.
     10.9. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
     10.10. Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     10.11. Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     10.12. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     10.13. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     10.14. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 11. Term Of The Plan.
     11.1. Effective Date. The Plan shall be effective as of the later of the date it has been approved by the Board and by the Company’s shareholders.

     11.2. Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

WILSON BANK HOLDING COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     This proxy is solicited upon behalf of the Board of Directors for the Annual Meeting to be held on April 14, 2009.
     The undersigned hereby appoints Harold R. Patton and Mackey Bentley, or either of them, with full power of substitution, as proxies, and hereby authorizes them to vote, as designated, all shares of common stock of Wilson Bank Holding Company, held by the undersigned on February 13, 2009 at the Annual Meeting of Shareholders to be held Tuesday, April 14, 2009, at 7:00 p.m. (CDT), at the main office of Wilson Bank and Trust located at 623 West Main Street, Lebanon, Tennessee 37087, and any adjournment(s) thereof.
1. ELECTION OF DIRECTORS
___      FOR all nominees listed below (except as marked to the contrary below)

Charles Bell	Jerry L. Franklin

J. Randall Clemons	J. A. Patton
___      Withhold authority to vote for all nominees;
___     Withhold authority to vote for the following nominee(s), write that nominee’s name on the line below:

2. TO APPROVE THE WILSON BANK HOLDING COMPANY 2009 STOCK OPTION PLAN

For ☐	Against ☐	Abstain ☐
In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Signature	Date

Signature (if held jointly)	Date

     Please sign exactly as your name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by an authorized person.
BE SURE TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
IN THE ADDRESSED POSTAGE PAID ENVELOPE PROVIDED